Exhibit 4.1

PHH CORPORATION
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

Indenture
Dated as of August 11, 2010

9 1/4%
Senior Notes
Due 2016

CROSS-REFERENCE TABLE

Trust Indenture Act Sections		Indenture Sections
§ 310 (a)		7.10
(b)		7.08
§ 311		7.03
§ 312		11.02
§ 313		7.06
§ 314 (a)		4, 4.11
(c)		11.04
(e)		11.05
§ 315 (a)		7.01, 7.02
(b)		7.02, 7.05
(c)		7.01
(d)		7.02
(e)		6.12, 7.02
§ 316 (a)		2.05, 6.02, 6.04, 6.05
(b)		6.06, 6.07
(c)		11.02
§ 317 (a)	(1)	6.08
(a)	(2)	6.09
(b)		2.03
§ 318		11.01

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture
Exhibit C	Restricted Legend
Exhibit D	DTC Legend
Exhibit E	Regulation S Certificate
Exhibit F	Rule 144A Certificate
Exhibit G	Institutional Accredited Investor Certificate
Exhibit H	Certificate of Beneficial Ownership
Exhibit I	Temporary Offshore Global Note Legend

     INDENTURE, dated as of August 11, 2010, between PHH Corporation, a Maryland corporation, as the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee.
RECITALS
     The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $350,000,000 aggregate principal amount of the Company’s 9 1/4% Senior Notes Due 2016, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make the Indenture a legal, valid and binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the legal, valid and binding obligations of the Company as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
Definitions And Incorporation By Reference
     Section 1.01. Definitions.
     “Additional Interest” means additional interest owed to Holders pursuant to a Registration Rights Agreement.
     “Additional Notes” means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes (although they may bear a different CUSIP number), or in all respects except with respect to the date of issuance and issue price, interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional

Notes and rights under the Registration Rights Agreement dated on or about the Issue Date.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or Authenticating Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Asset Securitization Subsidiary” means (i) any Subsidiary engaged solely in the business of effecting asset securitization transactions and activities incidental thereto, or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, financial assets and related assets under management, but not, for the avoidance of doubt, mortgage servicing rights.
     “Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
     “bankruptcy default” has the meaning assigned to such term in Section 6.01.
     “Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
     “Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.
     “Business Day” means any day, other than a Saturday or Sunday, provided that it is not a legal holiday or a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York.
     “Capital Lease” shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership (but not including any Debt or other securities convertible or exchangeable into Capital Stock).
     “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “Change of Control” means:
     (1) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of the Company’s Subsidiaries; provided that a Change of Control shall not occur as a result of this clause (1) if, in such purchase, merger, acquisition or other transaction, all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in which case clause (2) below shall apply; or
     (2) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person (excluding a pledge of securities issued by any of the Company’s Subsidiaries, but not excluding any transfer or other disposition resulting from the foreclosure or other exercise of creditors’ remedies pursuant to such pledge) or (ii) engages in any recapitalization, reclassification or other acquisition transaction or series of transactions in which all or substantially all of the Company’s common stock is exchanged for or converted into cash, securities or other property, in each case other than any merger, consolidation, recapitalization, reclassification or other acquisition transaction or series of transactions pursuant to which the holders of the Company’s common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either

(x) the continuing or surviving corporation immediately after the transaction or (y) the corporation that directly or indirectly owns 100% of the Capital Stock of such continuing or surviving corporation; or
     (3) the Company is liquidated or dissolved or holders of the Company’s common stock approve any plan or proposal for the Company’s liquidation or dissolution.
     For the purposes of this definition, whether a “Person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “Person” includes any syndicate or group that would be deemed to be a “Person” under Section 13(d)(3) of the Exchange Act.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 5.
     “Company Order” means a written request or order signed in the name of the Company by an Officer and delivered to the Trustee.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.
     “Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.
     “Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP plus amounts representing mandatorily redeemable preferred securities issued by such Person or its Subsidiaries.

     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 2 N. LaSalle Street, Suite 1020, Chicago, IL 60606, Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.
     “Debt” means
     (1) all debt, Obligations and other liabilities of the Company and the Company’s Subsidiaries which are, at the date as of which Debt is to be determined, includable as liabilities in a consolidated balance sheet of the Company and the Company’s Subsidiaries prepared in accordance with GAAP, other than
(x)	accounts payable, trade payables, accrued expenses and derivative transactions entered into in the ordinary course of business, and

(y)	current and deferred income taxes and other similar liabilities, plus
     (2) without duplicating any items included in Debt pursuant to the foregoing clause (1), (but excluding reinsurance obligations of Atrium Reinsurance Corporation and its successors and assigns) the maximum aggregate amount of all liabilities of the Company or any of the Company’s Subsidiaries under any Guarantee, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, Obligations or other liabilities, assets, revenues, income or dividends of any Person other than the Company or one of the Company’s Subsidiaries and;
     (3) without duplicating any items included in Debt pursuant to the foregoing clauses (1) or (2), all other Obligations or liabilities of the Company or any of the Company’s Subsidiaries in relation to the discharge of the Obligations of any Person other than the Company or one of the Company’s Subsidiaries.
     “Debt/Tangible Equity Ratio” means the ratio of (x) principal amount of Debt to (y) Tangible Net Worth.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the depositary of each Global Note, which will initially be DTC.

     “Disqualified Stock” means any Capital Stock which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a Change of Control, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a Change of Control, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding. Notwithstanding the foregoing, any Capital Stock shall be deemed Disqualified Stock if the terms governing such mandatory or optional redemption pursuant to a Change of Control (A) are materially more favorable to the holders than the terms described in Section 3.03 taken as a whole (including for the avoidance of doubt, if the terms governing such mandatory or optional redemption pursuant to a Change of Control could be triggered without triggering an Offer to Purchase upon a Change of Control with respect to the Notes), or (B) do not specifically state that repurchase or redemption pursuant thereto will not occur prior to the Company’s repurchase of the Notes as required by the Indenture.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit D.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
     “Event of Default” has the meaning assigned to such term in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).
     “Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

     “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.
     “Final Offering Memorandum” means the final offering memorandum relating to the Notes dated August 6, 2010.
     “Fitch” means Fitch, Inc. and its successors.
     “Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of the United States or any State thereof or the District of Columbia and does not principally transact business within the United States.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
     “Global Note” means a Note in registered global form without interest coupons.
     “Government Sponsored Enterprise” shall mean (i) the Federal National Mortgage Association or any successor thereto, (ii) the Federal Home Loan Mortgage Corporation or any successor thereto, (iii) the Government National Mortgage Association and any successor thereto and (iv) any other U.S. Department of Housing and Urban Development entity.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Holder” or “Noteholder” means the registered holder of any Note.
     “IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.
     “Indenture” means this indenture, as amended or supplemented from time to time.

     “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company has appointed.
     “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.
     “Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     “Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.
     “interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.
     “Interest Payment Date” means each March 1 and September 1 of each year, commencing March 1, 2011.
     “Investment Grade Rating” means BBB- or higher by S&P, Baa3 or higher by Moody’s and BBB- by Fitch, or the equivalent of such ratings by S&P, Moody’s or Fitch (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).
     “Issue Date” means the date on which the Original Notes are originally issued under the Indenture.
     “Lien” means any mortgage, pledge, lien, security interest or encumbrance.
     “Material Subsidiary” means any Subsidiary which together with its Subsidiaries at the time of determination had assets constituting 10% or more of consolidated assets, accounts for 10% or more of Consolidated Net Worth, or accounts for 10% or more of the revenues of the Company and the Company’s consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination.

     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Note Guarantee” means a Guarantee of the Company’s Obligations under the Indenture and the notes by any Subsidiary of the Company.
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Offer to Purchase” has the meaning assigned to such term in Section 3.03.
     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
     “Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.
     “Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.
     “Parent Holding Company” means any Subsidiary of the Company that has no assets and conducts no operations other than the direct or indirect holding of Capital Stock in a Foreign Subsidiary or activities incidental thereto, including participation in financing arrangements of the Foreign Subsidiary, and the receipt, reinvestment or distribution of dividends, interest and other distributions.
     “Parent Holding Company Guarantee” means with respect to Debt of a Foreign Subsidiary, any Guarantee of the Debt by the Parent Holding Company, including a pledge by the Parent Holding Company of the Capital Stock held in the Foreign Subsidiary.
     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
     “Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.
     “Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.
     “principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.
     “Rating Agencies” means:
     (a) S&P;
     (b) Moody’s;
     (c) Fitch; or
     (d) to the extent any of S&P, Moody’s or Fitch do not make a rating on the Notes publicly available for reasons outside of the Company’s control, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s or Fitch, as the case may be.
     “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the

Trustee by any Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding the redemption date for the Notes.
     “Reference Treasury Dealer” means (1) any of Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBS Securities Inc. and, in each case, its respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in New York City, the Company may appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers that the Company selects.
     “Register” has the meaning assigned to such term in Section 2.09.
     “Registrar” means a Person engaged to maintain the Register.
     “Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the February 15 or August 15 (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a written certification of the transferor to the effect that such transfer is being made in compliance with Regulation S under the Securities Act, substantially in the form of Exhibit E hereto.
     “REO Assets” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a Lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Company or any of the Company’s Subsidiaries in the ordinary course of business.
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Legend” means the legend set forth in Exhibit C.
     “Restricted Payment” has the meaning assigned to such term in Section 4.07.
     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Reversion Date” has the meaning assigned to such term in Section 4.12.
     “Revolving Lien” means any Lien which extends to property in existence on the date of creation of such Lien and also to any property of substantially the same characteristics subsequently acquired in the ordinary course of the Company’s business or that of a Material Subsidiary of the Company.
     “Rolling Period” means with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period for which internal financial statements are available.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Servicing” means loan servicing, sub-servicing rights and master servicing rights and obligations including, without limitation, one or more of the following functions (or a portion thereof): (a) the administration and collection of payments for the reduction of principal and/or the application of interest on a loan; (b) the collection of payments on account of taxes and insurance; (c) the remittance of appropriate portions of collected payments; (d) the provision of full escrow administration; (e) the right to receive fees and other compensation and any ancillary fees arising from or connected to the assets serviced, earnings and other benefits of the related accounts and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly including the right to enter into arrangements with third Persons that generate ancillary fees and benefits with respect to the serviced assets; (f) the realization on the security for a loan; and (g) any other obligation imposed on a servicer pursuant to a Servicing Agreement.
     “Servicing Advances” means advances made by the Company or any of the Company’s Subsidiaries in the capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of the Company’s Subsidiaries otherwise advance in the capacity as servicer pursuant to any Servicing Agreement.
     “Servicing Advance Facility” means any funding arrangement with lenders based in whole or in part upon Servicing Advances under which advances are made to the Company or any of the Company’s Subsidiaries.
     “Servicing Agreements” means any agreement between one or more Persons pursuant to which the Company or any of the Company’s Subsidiaries effects a Servicing, including pooling and servicing agreements, sale and servicing agreements, transfer and servicing agreements and agreements with third parties, in each case, however denominated.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.
     “Special Purpose Vehicle Subsidiary” means PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business which (i) is, at any one time, a party to one or more lease agreements with only one lessee and (ii) finances, at any one time, its investment in lease agreements or vehicles with only one lender, which lender may be the Company.
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

     “Subsidiary” means, with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity of which at least a majority of the Voting Stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.
     “Subsidiary Guarantor” means each Subsidiary that enters into a Note Guarantee subsequent to the Issue Date pursuant to Section 10.01 by executing a supplemental indenture in the form of Exhibit B hereto, for so long as such Note Guarantee remains in effect.
     “Suspended Covenants” has the meaning assigned to such term in Section 4.12.
     “Suspension Period” has the meaning assigned to such term in Section 4.12.
     “Tangible Net Worth” means, with respect to any Person at any date, the Consolidated Net Worth of such Person, less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP).
     “Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.
     “Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.
     “Treasury Rate” means, for any redemption date, (1) the yield to maturity as of such redemption date of the Comparable Treasury Issue (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519), or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue, that has become publicly available at least three Business Days prior to the redemption date) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     “Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the Issue Date.
     “U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Material Subsidiaries (or a combination thereof).
     Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
     (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (b) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;
     (c) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
     (d) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);
     (e) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;
     (f) “or” is not exclusive;

     (g) words in the singular include the plural, and in the plural include the singular; and
     (h) “including” means including without limitation.
     Section 1.03. Incorporation by Reference of Trust Indenture Act. Except as expressly provided herein, this Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Notes and the Guarantees.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.
     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
ARTICLE 2
The Notes
     Section 2.01. Form, Denominations and Registration of Notes. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company or any Subsidiary Guarantor are subject, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note will be dated the date of its authentication. The Notes will be issued in registered form, without interest coupons, in denominations of $2,000 and higher integral multiples of $1,000.
     (b) (i) Except as otherwise provided in Section 2.01(c), Section 2.10(b)(3), Section 2.10(b)(5), Section 2.10(c) or Section 2.09(b)(4), each Initial

Note or Initial Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.
     (ii) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
     (iii) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.
     (iv) Initial Notes and Initial Additional Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes
     (iv) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
     (v) Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.
     (vi) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.
     (c) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
     (ii) after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer;
the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

     Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.
     (c) The Trustee shall initially authenticate Initial Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $350,000,000 upon a written order of the Company in the form of a Company Order. The Trustee shall authenticate Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case upon a written order of the Company in the form of a Company Order in aggregate principal amount as specified in such order. At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. Each such Company Order shall specify:
     (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (B) whether the Notes are to be Initial Notes, Initial Additional Notes or Exchange Notes,
     (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,
     (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
     (E) other information the Company may determine to include or the Trustee may reasonably request.
     (d) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the Exchange Offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

     Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company or any Affiliate may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
     Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for
     (i) Notes cancelled by the Trustee or delivered to it for cancellation;

     (ii) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and
     (iii) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
     Section 2.06. Temporary Notes. In the event that definitive Notes are to be issued under the terms of the Indenture, until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.
     Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. Certification of the destruction of all cancelled Notes shall upon the written request of the Company be delivered to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
     Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.
     (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
     (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4).
     (3) Agent Members have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent

Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
     (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.
     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that
     (x) no transfer or exchange will be effective until it is registered in such register and
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 2.09(b)(4)).
     (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
     (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the

Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

     (1) No certification is required.
     (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.
     (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
     (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the

Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)
     (1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
     (2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.
     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
     Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.
     (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

     (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.
ARTICLE 3
Redemption; Offer to Purchase
     Section 3.01. Optional Redemption. The Company may redeem the Notes, at its option, at any time and from time to time, in whole or in part, at a redemption price equal to the greater of (1) the principal amount of the Notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in the case of both (1) and (2), any accrued and unpaid interest to, but not including, the redemption date.
     Section 3.02. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If the Company elects to redeem less than all of the Notes, and such Notes are at the time represented by a Global Note, then the Trustee will select the Notes to be redeemed on a pro rata basis or by another method the Trustee considers appropriate. If the Company elects to redeem less than all of the Notes, and such Notes are not represented by a Global Note, then the Trustee will select the particular Notes to be redeemed in a manner it deems appropriate. If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of any redemption will be mailed by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company at least 30 days but not more than 60 days before the date of redemption to each Holder of the Notes to be redeemed.
     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (i) the redemption date;
     (ii) the redemption price, including the portion thereof representing any accrued interest;
     (iii) the place or places where Notes are to be surrendered for redemption;
     (iv) Notes called for redemption must be so surrendered in order to collect the redemption price;
     (v) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;
     (vi) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and
     (vii) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Notes or the portions called for redemption. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
     Section 3.03. Repurchase of Notes upon a Change of Control. (a) Not later than 30 days following the occurrence of a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to

101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.
     (b) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request and provision of such offer information to the Trustee, by the Trustee in the name and at the expense of the Company.
     (c) The offer must include or state the following as to the terms of the Offer to Purchase:
     (i) the principal amount of Notes subject to the offer (the “purchase amount”);
     (ii) the purchase price, including the portion thereof representing accrued interest;
     (iii) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;
     (iv) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include
     (A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company, and
     (B) a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase);
     (v) a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a

Note tendered must be in a minimum principal amount of $2,000 and multiples of $1,000 in excess thereof;
     (vi) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;
     (vii) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date
     (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);
     (viii) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;
     (ix) on the purchase date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after, but not including, the purchase date;
     (x) Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;
     (xi) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and
     (xii) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.
     (d) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.
     (e) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.
     (f) The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) notice of redemption has been given pursuant to the Section 3.02 of the Indenture unless and until there is a Default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Offer to Purchase, if a definitive agreement is in place for the Offer to Purchase at the time the Offer to Purchase is made.
ARTICLE 4
Covenants
     Section 4.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying

Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
     (d) Payments of principal, premium, if any, and interest on Global Notes will be made to the Depositary by wire transfer, in same day funds. The Company has the option, however, to pay interest by check mailed to the address of the Person in whose name the applicable Note is registered at the close of business on the relevant Regular Record Date as shown on the applicable Register.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Material Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Material Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Material Subsidiary, or preserve its corporate formation, if the Company shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Article 5.
     Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Material Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Material Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Material Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate negotiations or proceedings or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.
     Section 4.05. Maintenance of Properties and Insurance. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Material Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Material Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Material Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.
     (b) The Company will provide or cause to be provided, for itself and its Material Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Material Subsidiaries are then conducting business.
     Section 4.06. Limitation on Subsidiary Debt. (a) The Company will not permit any Material Subsidiary of the Company that is not a Subsidiary Guarantor to create, incur, issue, assume, Guarantee or otherwise become liable for any Debt (any Debt of a Subsidiary that is not a Subsidiary Guarantor, “Subsidiary Debt”), without guaranteeing the payment of the principal of, premium, if any, and interest on the Notes pursuant to Article 10.
     (b) The foregoing restriction set forth in paragraph (a) of this Section 4.06 shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:
     (i) Debt of a Person who in connection with the Company’s acquisition of the stock or equity of such Person becomes a Material Subsidiary, which such Debt existed before the time of the Company’s acquisition of such Person, was not created in anticipation thereof and is not Guaranteed by any other Subsidiary of the Company;
     (ii) purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 4.08(a)(ii);
     (iii) Debt owed to the Company or any Subsidiary;
     (iv) Debt outstanding on the date of the Indenture or any extension, renewal, replacement or refunding (collectively, “refinancing”) of any Indebtedness existing on the date of the Indenture or referred to in Section 4.06(b)(i) or 4.06(b)(ii); provided that the principal amount of the new Debt shall not exceed the principal amount of the Debt being refinanced plus any premium, including tender premium, or fees or transaction costs payable in connection with any such refinancing;
     (v) Debt of an Asset Securitization Subsidiary, a Special Purpose Vehicle Subsidiary or a Foreign Subsidiary or any Parent Holding Company Guarantee;
     (vi) Debt (other than Debt of Asset Securitization Subsidiaries) consisting of the obligation to repurchase mortgages and related assets or secured by mortgages and related assets in connection with other mortgage warehouse financing arrangements;
     (vii) Debt incurred in connection with any Servicing Advance Facility entered into with Government-Sponsored Enterprises; and
     (viii) Debt that (together without duplication with the aggregate principal amount of secured Debt then outstanding under Section 4.08(a)(xvii)) does not exceed the greater of (x) $250,000,000 or (y) 15% of Tangible Net Worth.
     (c) For purposes of determining compliance with this covenant, in the event that an item of Subsidiary Debt meets the criteria of more than one of the categories of permitted Subsidiary Debt described in Section 4.06(b)(i) through (viii), the Company, in its sole discretion, may classify or reclassify such item of Subsidiary Debt in any manner that complies with this covenant and the Company may divide and classify an item of Subsidiary Debt in more than one of the types of Subsidiary Debt described in Section 4.06(b)(i) through (viii). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Subsidiary Debt will not be deemed to be an incurrence of Subsidiary Debt for purposes of this covenant.
     Section 4.07. Limitation on Restricted Payments. (a) The Company shall not, directly or indirectly, declare or pay any dividend, or make any distribution on account of its Capital Stock, or purchase, repurchase, redeem, acquire or retire for value any such Capital Stock (such transactions being referred to herein as “Restricted Payments”), if, after giving effect to such Restricted Payment, the Company’s Debt/Tangible Equity Ratio, calculated as of the most recently completed month end for which internal financial statements are available, would exceed 6.0 to 1.
     (b) Notwithstanding the foregoing, the foregoing provision shall not prohibit the following actions:
     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of the Indenture;
     (ii) the making of a Restricted Payment out of the proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of the Company’s Equity Interests (other than Disqualified Stock);
     (iii) the making of a Restricted Payment by the Company in its Equity Interests (other than Disqualified Stock) or in options, warrants or other rights to purchase such Equity Interests;
     (iv) (y) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value or of the Company’s common Equity Interests or (z) the payment of cash in settlement of any Equity Interest that by its terms may, or is required to, be settled in cash, in each case, held by any future, present or former employee, director or consultant of the Company or any of the Company’s Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate cash consideration paid therefore or in settlement thereof in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million (with unused amounts carried over to future periods up to $10.0 million in any twelve-month period);
     (v) repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other securities if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (vi) the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person; and

     (vii) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or other similar transactions.
     Section 4.08. Limitations on Liens. (a) The Company will not, and will not permit any Material Subsidiary of the Company to, incur any Lien (the “Initial Lien”) to secure Debt without equally and ratably securing the Notes except:
     (i) deposits under worker’s compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);
     (ii) purchase money Liens granted to the vendor or Person financing the acquisition or development of property, plant or equipment if:
     (A) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; and
     (B) the Debt secured by such Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted;
     (iii) Liens and/or Revolving Liens upon real and/or personal property, each of which Liens or Revolving Liens existed before the time of the Company’s acquisition of such property or the Company owning such property and was not created in anticipation thereof; provided that no such Lien or Revolving Lien shall extend to or cover any property of the Company or a Material Subsidiary other than the respective property so acquired and improvements thereon;
     (iv) Liens and Revolving Liens upon real and/or personal property of a Person who in connection with the Company’s acquisition of the stock or equity of such Person becomes a Material Subsidiary, each of which Liens or Revolving Liens existed before the time of the Company’s acquisition of such Person and was not created in anticipation thereof; provided that no such Lien shall extend to or cover any property of the Company or a Material Subsidiary other than of the Material Subsidiary (and its acquired Affiliates) so acquired;
     (v) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings
     (A) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or
     (B) in any event shall be promptly fully bonded or otherwise effectively stayed);
     (vi) Liens securing Debt of any Material Subsidiary owing to the Company or any Material Subsidiary;
     (vii) Liens securing Debt and related Obligations, or securing interests in asset sale transactions which could alternatively be characterized as Debt, or securing obligations to pay rent incurred in connection with asset securitization transactions, which Debt or securitized assets are not reported on the Company’s consolidated balance sheet or that of the Company’s Material Subsidiaries, and which Liens cover only the assets securitized in the applicable asset securitization transaction or other assets identified in connection with an asset securitization transaction, and Liens on the stock or equity of any special purpose vehicle the sole purpose of which is to effectuate such asset securitization transaction;
     (viii) Liens securing Debt and related Obligations of an Asset Securitization Subsidiary issued in asset securitization transactions, which Debt or securitized assets are reported on the Company’s consolidated balance sheet or that of the Company’s Material Subsidiaries, and which Liens cover only the assets securitized in the applicable asset securitization transaction or other assets identified in connection with an asset securitization transaction, and Liens on the stock of such Asset Securitization Subsidiary;
     (ix) Liens covering only the property or other assets of any Special Purpose Vehicle Subsidiary and securing only the Debt of any such Special Purpose Vehicle Subsidiary;

     (x) other Liens incidental to the conduct of the Company’s business or the ownership of the Company’s property and other assets, which do not secure any Debt and did not otherwise arise in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of the Company’s property or other assets or materially impair the use thereof in the operation of the Company’s business;
     (xi) Liens covering only (a) the property, Capital Stock, or other assets of any Foreign Subsidiary or (b) the property or other assets (but not Capital Stock) of the Parent Holding Company with respect to any Foreign Subsidiary; provided that in the case of (b), the Liens secure Debt only of the relevant Foreign Subsidiary and, if applicable, a Parent Holding Company Guarantee permitted to be incurred under the Indenture;
     (xii) Liens existing prior to the date of the Indenture;
     (xiii) Liens on cash of Atrium Reinsurance Corporation and its successors and assigns in connection with its reinsurance business;
     (xiv) any extension, renewal or replacement of Liens referred to in Section 4.08(a)(ii), (iii), (iv)and (xii); provided that any such extension, renewal or replacement Lien shall be limited to the property covered by the Lien extended, renewed or replaced and that the obligation secured by such new Lien shall not be greater in amount than the Obligations secured by the Lien extended, renewed or replaced (plus any premium, including tender premium, or fees or transaction costs payable in connection with any such refinancing);
     (xv) Liens incurred in the ordinary course of business to secure Debt utilized to fund net investment in leases and leased vehicles, mortgages and related assets and other assets under management programs which shall not include Liens on mortgage servicing rights;
     (xvi) Liens on mortgages and related assets securing Obligations described under Section 4.06(b)(vi); and
     (xvii) Liens to secure Debt not otherwise permitted by any of Section 4.08(a)(i) through (xvi) if, at the time any such Liens are incurred, the aggregate amount of Debt secured by such Liens (together without duplication with the aggregate principal amount of Subsidiary Debt then outstanding under Section 4.06(b)(viii)) does not exceed the greater of (x) $250,000,000 or (y) 15% of Tangible Net Worth.

     (b) Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) of this Section 4.08 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged, without any additional action on the part of a Holder of Notes, upon the release and discharge of the Initial Lien.
     Section 4.09. Financial Reports. (a) The Company will file with the Trustee, such information, documents and other reports that are required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same would be required to be filed with the Commission. To the extent any such information, documents and reports are filed by the Company electronically on the Commission’s Electronic Data Gathering and Retrieval System (or any successor system), and an automatic e-mail notification thereof to the Trustee is generated, such information, documents and reports shall be deemed filed with the Trustee. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (b) If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee with (and the Trustee shall promptly make available to Holders of the Notes) within 15 days after the time periods specified in those sections for a registrant that is not an accelerated filer or a large accelerated filer:
     (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     In addition, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations for a registrant that is not an accelerated filer or a large accelerated filer (unless the Company is required to file reports under the Exchange Act and are an accelerated filer or a large accelerated filer).

     (c) Any failure to comply with this covenant will be automatically cured when the Company files all required reports with the Commission.
     (d) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (e) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.
     Section 4.10. Debt/Tangible Equity Ratio. The Company shall maintain, as of the last day of each fiscal quarter, a Debt/Tangible Equity Ratio of not more than 8.5 to 1.
     Section 4.11. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2010, a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, to the best of his or her knowledge, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as reasonably possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
     (c) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.
     Section 4.12. Suspension of Certain Covenants. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from two out of three of the Rating Agencies, and (ii) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Material Subsidiaries, as applicable, will not be subject to the covenants in Sections 4.06 and 4.07 (collectively, the “Suspended Covenants”).
     In the event that the Company and its Material Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating (leaving less than two of the Rating Agencies with an Investment Grade Rating for the Notes) and/or (b) the Company enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating (in either case leaving less than two of the Rating Agencies with an Investment Grade Rating for the Notes) and/or (c) a Default or Event of Default has occurred and is continuing under the Indenture, then the Company and its Material Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.
     The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Material Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to Notes; provided that all Debt of Material Subsidiaries incurred during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.06(b)(iv)
ARTICLE 5
Consolidation, Merger or Sale of Assets
     Section 5.01. Consolidation, Merger or Sale of Assets. (a) The Company will not (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or (iii) permit any Person to merge with or into the Company; unless
     (1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture, the Notes and the Registration Rights Agreement;
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
     (3) the Company’s Debt/Tangible Equity Ratio is not more than 8.5 to 1 as of the most recently completed month end for which internal financial statements are available, calculated after giving effect to the transaction on a pro forma basis; and
     (4) the Company delivers to the Trustee an officers’ certificate stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture and an opinion of counsel stating that the consolidation, merger or transfer complies with clause (1) above and the supplemental indenture (if any) complies with the Indenture;
provided, that (x) the foregoing does not apply to any sales, conveyances, transfers or other dispositions from any of the Company’s Subsidiaries to the Company or one of the Company’s Subsidiaries and (y) clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into the Company or (ii) if, in the good faith determination of the Company’s Board of Directors, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the Company’s jurisdiction of incorporation.
     (b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons (other than to the Company or the Company’s Subsidiaries).
     (c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all the Company’s assets or in the case of a sale, conveyance, transfer or disposition of all or substantially all of the Company’s assets to a Subsidiary, the Company will be released from its obligations under the Indenture and the Notes.
ARTICLE 6
Default and Remedies
     Section 6.01. Events of Default. (a) The following shall constitute Events of Default with respect to the Notes:
     (i) Default for a period of 30 days in payment of any interest on the Notes when due;

     (ii) Default in payment of principal of (or premium, if any, on) the Notes;
     (iii) the Company’s failure to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 3.03 or to comply with Article 5;
     (iv) the Company defaults in the performance of any other covenant in the Indenture with respect to the Notes, including violations of the other covenants included in Article 4, continued for 90 days after written notice to the Company by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes; and
     (v) an involuntary case or other proceeding is commenced against the Company or any Material Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
     (vi) the Company or any of its Material Subsidiaries (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (3) effects any general assignment for the benefit of creditors (an event of default specified in clause (v) or (vi) a “bankruptcy default”).
     (b) Notwithstanding the foregoing, the Company may cure the covenant described in Section 4.10 by being in compliance with the ratio described thereunder as of any date within 45 days following the last day of the applicable fiscal quarter.
     Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal and accrued interest of all of the Notes to be due and payable immediately. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may rescind and annul a declaration of acceleration and its consequences if:
     (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Section 6.04. Modification and Waiver. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may on behalf of all the Holders of the Notes waive the compliance with certain covenants or waive any past or existing Default except:
     (i) a Default in payment of the principal of (or premium, if any) or interest on the Notes or
     (ii) a Default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each outstanding Note.
     Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders of a majority in aggregate principal amount of Notes then outstanding.
     Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:
     (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
     (b) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;
     (c) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in Section 6.01(a)(i) or Section 6.01(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, any Subsidiary Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due hereunder;
     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
     Third: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.
     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors the Trustee and the Holders will continue as though no such proceeding had been instituted.

     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.
     Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
The Trustee
     Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
     (b) Except during the continuance of an Event of Default, (1) the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee and (2) in the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the reasonable expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this Subsection shall not be construed to limit the effect of Subsection (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts;

     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (a) The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; provided however that the Trustee’s conduct does not constitute willful misconduct or negligence.
     (f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel with respect to legal matters related to the Indenture and the Notes will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (h) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order.
     (i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.
     Section 7.05. Notice of Default. The Trustee will, within 90 days after the occurrence of a Default under the Indenture, unless the Default has been cured, give to Holders of the Notes notice of all uncured Defaults known to it but, except in the case of a default in the payment of principal (or premium, if any) or interest on or redemption price (if called for redemption) of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2011, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the 12 months preceding the reporting duties, no report need be transmitted), and file such reports with each stock exchange upon which its Notes are listed, if any, and with the Commission as required by Trust Indenture Act Section 313(d).
     Section 7.07. Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
     (b) The Company will indemnify the Trustee and its officers, directors, employees and agents for, and hold it harmless against, any loss, claim, damage, liability or expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability (whether directed by the Company or any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes, or in connection with enforcing the provisions of this Section. The Company need not reimburse any expense or indemnify against any loss, claim, damage, liability or expense incurred by the Trustee that is attributable to the Trustee’s own willful misconduct, negligence or bad faith.
     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended, to the extent permitted by law, to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.
     Section 7.08. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Company.
     (ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.
     (iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (iv) The Company may remove the Trustee if: (1) the Trustee is no longer eligible under Section 7.10; (2) the Trustee is adjudged a bankrupt or an insolvent; (3) a receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section and upon the payment of the fees and expenses of the removed or resigning Trustee.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee if such successor corporation is eligible and qualified under Section 7.10 with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

     Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
     Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
ARTICLE 8
Defeasance And Discharge
     Section 8.01. Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes and the Indenture, and each Subsidiary Guarantor’s obligations under its Note Guarantee, if any, will terminate if:
     (1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or
     (2) (A) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
     (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of (and premium, if any) and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
     (C) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) has occurred and is continuing on the date of the deposit,
     (D) the deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument (other than the Indenture) to which the Company is a party or by which it is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith), and
     (E) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.
     (b) After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.
     Section 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1) below, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Subsidiary Guarantor’s obligations under the Note Guarantee, if any, will terminate, provided the following conditions have been satisfied:
     (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.
     (2) No Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

     (3) The deposit will not result in a breach or violation of, or constitute a default under, or any other agreement or instrument (other than the Indenture) to which the Company is a party or by which it is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith).
     (4) The Company has delivered to the Trustee
     (A) either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners for U.S. federal income tax purposes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and
     (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940.
     (5) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.
     (6) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.
     Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company’s obligations set forth in Sections 4.04 through 4.10, inclusive and Section 5.01(a)(3) will terminate, and Section 6.01(a)(iii) and Section 6.01(a)(iv) will no longer constitute Events of Default, provided the following conditions have been satisfied:
     (1) The Company has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and
     (2) The Company has delivered to the Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners for U.S. federal income tax purposes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x),
     Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.
     Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.
     Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
Amendments, Supplements and Waivers
     Section 9.01. Amendments Without Consent of Holders. (a) The Company and the Trustee may modify, amend or supplement the Indenture without the consent of any Holder of Notes to:
     (i) cure any ambiguity, defect, mistake or inconsistency in the Indenture;
     (ii) provide for uncertificated Notes in addition to or in place of Certificated Notes;
     (iii) comply with Article 5 or Section 4.06;
     (iv) if required by the requirements of the Commission, comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;
     (v) evidence and provide for the acceptance of appointment by a successor Trustee;
     (vi) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;
     (vii) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;
     (viii) secure the Notes;
     (ix) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; and
     (x) conform the text of the Indenture, the Notes or Note Guarantees, if any, to any provision of the “Description of the Notes” contained in the Final Offering Memorandum.
     Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture or the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:
     (i) change the Stated Maturity of the principal, or any installment of principal or interest, of any note or change the redemption price;
     (ii) reduce the principal amount of or the rate of interest on or any premium payable on redemption of any note;
     (iii) modify the manner of determination of the rate of interest so as to affect adversely the interest of a Holder or reduce the amount of the principal due and payable upon acceleration;
     (iv) change the place or currency of payment of principal of or interest on any note;
     (v) impair the right to institute suit for the enforcement of any payment on or with respect to any note; or
     (vi) modify the provisions relating to modification or amendment of the Indenture or to waiver of compliance with or defaults of certain restrictive provisions of the Indenture, except to increase the percentage in principal amount of Notes required, or to provide that certain other provisions of the Indenture cannot be modified or amended without the consent of the Holder of each note affected thereby.
     (b) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     (c) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
     Section 9.04. Trustee’s Rights and Obligations. The Trustee shall receive, and will be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel and Officers’ Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto, and delivery of an Officers’ Certificate.
     Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
ARTICLE 10
Future Guarantees
     Section 10.01. Future Guarantees. (a) Any Subsidiaries required to guarantee the Notes pursuant to Section 4.06 shall execute a supplemental indenture in the form of Exhibit B to evidence their Note Guarantee.
     (b) Any such Note Guarantee shall be automatically and unconditionally released, without any additional action on the part of a Holder of Notes, upon (i) the release or discharge of the Debt of such Subsidiary Guarantor which resulted in the obligation to guarantee the Notes, (ii) the disposition of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) such that it no longer is a Subsidiary of the Company, (iii) such

Subsidiary Guarantor no longer being a Material Subsidiary of the Company, or (iv) defeasance or discharge of the Notes.
     (c) The Company may choose to cause any Subsidiary to guarantee the Notes by executing a supplemental indenture in the form of Exhibit B, and may cause such Note Guarantee to be released at any time, without any additional action on the part of a Holder of Notes, provided that after giving effect to such release, the Company would be in compliance with the provision described under Section 4.06.
     (d) The Trustee shall, at the Company’s expense, execute and deliver such instruments as the Company or such Subsidiary Guarantor may reasonably request to evidence the termination of any Note Guarantee.
ARTICLE 11
Miscellaneous
     Section 11.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     Section 11.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
     (ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 11.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Subsidiary Guarantor, if any, will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
     if to the Company:
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
Attention: General Counsel
Telefax: (856) 917-0950
     if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street Suite 1020
Chicago, Illinois 60606
Attn: Corporate Trust Administration
Fax: (312) 827-8542
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:
     (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that all such conditions precedent have been complied with; provided that, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto.

     Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:
     (a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
     Section 11.07. Governing Law. The Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 11.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.
     Section 11.09. Successors. All agreements of the Company or any Subsidiary Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.
     Section 11.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 11.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 11.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.
     Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 11.14 Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 11.15 Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

PHH Corporation as Issuer
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	SVP & Treasurer

The Bank of New York Mellon Trust Company, N.A. as Trustee
By:	/s/ Benita Vaughn
	Name:	Benita Vaughn
	Title:	Vice President

EXHIBIT A
PHH CORPORATION
9 1/4% Senior Note Due 2016
[CUSIP] [CINS]

No.	$
     PHH Corporation, a Maryland corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                                           DOLLARS ($                    )or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on March 1, 2016.
     Interest Rate: 9 1/4% per annum.
     Interest Payment Dates: March 1 and September 1, commencing March 1, 2011.
     Regular Record Dates: February 15 and August 15.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: PHH CORPORATION
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 9 1/4% Senior Notes Due 2016 described in the Indenture referred to in this Note.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

Date:

[REVERSE SIDE OF NOTE]
PHH CORPORATION
9 1/4% Senior Note Due 2016
1. Principal and Interest.
     The Company promises to pay the principal of this Note on March 1, 2016.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9.25% per annum (subject to adjustment as provided below).
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing March 1, 2011.
     [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated August 11, 2010, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). Upon the occurrence of a Registration Default (as defined in the Registration Rights Agreement) under the Registration Rights Agreement, the Notes shall be entitled to Additional Interest accruing during the periods described in the Registration Rights Agreement. All references in the Indenture to “interest” shall be deemed to include Additional Interest.]1
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]2 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].3 Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the rate applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when

[1]	In Initial Notes only.

[2]	Include only for Exchange Note.

[3]	For Additional Notes, should be the date of their original issue.

     due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indentures.
     This is one of the Notes issued under an Indenture dated as of August 11, 2010 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $350,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form, without interest coupons, in denominations of $2,000 and higher integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the

Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal and accrued interest of all of the Notes to be due and payable immediately. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Under the Indenture, the Company’s rights and obligations and the rights of the Holders of the Notes may be changed and compliance with certain covenants or a past default may be waived. Subject to certain exceptions, any change requires the consent of the Holders of a majority in principal amount of the outstanding Notes; provided that no such modification shall, without the consent of the Holder of each Note affected thereby change certain rights of the Holders of the Notes specified in the Indenture. Without the consent of any Holder, the Company and the Trustee may modify, amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
9. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐  (1) This Note is being transferred to the Company or any of its Subsidiaries
☐ (2) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.
☐ (3) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.
or
☐ (4) This Note is being transferred other than in accordance with (1), (2) or (3) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By

To be executed by an executive officer

[5]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, check the box: 9
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the amount (in original principal amount) below:
          $                                        .
Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES
The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Principal amount of
this Global Note
	Amount of decrease	Amount of increase	following such	Signature of
	in principal amount	in principal amount	decrease (or	authorized officer of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

EXHIBIT B
SUPPLEMENTAL INDENTURE
dated as of                     , ____
among
PHH CORPORATION,
The Subsidiary Gurantor(s) Party Hereto
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee

9 1/4%
Senior Notes due
2016

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     , ___, among PHH CORPORATION, a Maryland corporation (the “Company”) , [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company and the Trustee entered into the Indenture, dated as of August 11, 2010 (the “Indenture”), relating to the Company’s 9 1/4% Senior Notes due 2016 (the “Notes”);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause certain Subsidiaries to provide Guaranties in certain circumstances.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture.
     Section 2.01. The Guaranties. Subject to the provisions of this Section 2, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.
     Section 2.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

     (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;
     (2) any modification or amendment of or supplement to the Indenture or any Note;
     (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;
     (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or
     (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 2.03. Discharge; Reinstatement. Except as provided in Article 10 of the Indenture, each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 2.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

     Section 2.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Section 2, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 2.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 2.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
     Section 2.08. Execution and Delivery of Guarantee. The execution by each Guarantor of this supplemental indenture evidences the Note Guarantee of such Guarantor.
     Section 2.09. Release of Guarantee. The Note Guarantee of a Guarantor will be released in accordance with the provisions of Article 10 of the Indenture
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PHH Corporation, as Issuer
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Name:
Title:

EXHIBIT C
RESTRICTED LEGEND
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(A)	REPRESENTS THAT:
(i)	IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(ii)	IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(iii)	IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
(B)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
(i)	TO THE COMPANY,

(ii)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(iii)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(iv)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(v)	IN A PRINCIPAL AMOUNT AT MATURITY OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(vi)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR

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ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (B)(iii) OR (iv) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH B(v) OR (vi) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT D
DTC LEGEND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E
Regulation S Certificate
                    , ____
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60606
Attention: Corporate Trust Administration

Re:	PHH Corporation
9 1/4 % Senior
Notes due 2016 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 11, 2010 relating to the Notes
Ladies and Gentlemen:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
     [CHECK A OR B AS APPLICABLE.]
☐A.	This Certificate relates to our proposed transfer of $___principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐ B.	This Certificate relates to our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:

EXHIBIT F
Rule 144A Certificate
                    , ____
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60606
Attention: Corporate Trust Administration

Re:	PHH Corporation
9 1/4% Senior
Notes due 2016 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 11, 2010 relating to the Notes
Ladies and Gentlemen:
     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $___principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20___, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:

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EXHIBIT G
Institutional Accredited Investor Certificate
The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60606
Attention: Corporate Trust Administration

Re:	PHH Corporation
9 1/4% Senior
Notes due 2016 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 11, 2010 relating to the Notes
Ladies and Gentlemen:
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $___principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We hereby confirm that:
1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.
     We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
     Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.
     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.
     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership

To:	The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 1020 Chicago, Illinois 60606
Attention: Corporate Trust Administration OR

[Name of DTC Participant]]

Re:	PHH Corporation
9 1/4% Senior
Notes due 2016 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 11, 2010 relating to the Notes
Ladies and Gentlemen:
     We are the beneficial owner of $___principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).
     We hereby certify as follows:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	We are a Non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title:
Address:

Date:
[FORM II]
Certificate of Beneficial Ownership

To:	The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite
1020 Chicago, Illinois 60606
Attention: Corporate Trust Administration

Re:	PHH Corporation
9 1/4% Senior
Notes due 2016 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 11, 2010 relating to the Notes
Ladies and Gentlemen:
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $___principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) Non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully, [Name of DTC Participant]
By:
Name:
Title:
Address:

Date:

EXHIBIT I
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

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